UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 6, 2019

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2019, Organogenesis Inc. (the “Tenant”), a wholly owned subsidiary of Organogenesis Holdings Inc., entered into a Letter Agreement (the “Letter Agreement”) with Dan Road Associates LLC, 85 Dan Road Associates LLC, 275 Dan Road SPE LLC and 65 Dan Road SPE LLC (collectively, the “Creditors”) pursuant to which the Tenant agreed that each Creditor shall be entitled to receive interest on the accrued but unpaid rent obligations of the Tenant under certain leases as of March 14, 2019, which totaled $10,335,513.47 (the “Lease Debt”) for the period commencing April 1, 2019. The interest on the Lease Debt shall accrue at a rate per annum equal to the greater of (A) the Prime Rate plus three and three-quarters of one percent (3.75%) and (B) nine and one-quarter of one percent (9.25%), which is the rate applicable to the Term Loans under that certain Credit Agreement dated as of March 14, 2019 (the “Credit Agreement”) among us, the Tenant and Prime Merger Sub, LLC (collectively, the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and Silicon Valley Bank, as administrative agent (the “Administrative Agent”).    Pursuant to the terms of that certain Subordination Agreement, dated as of March 14, 2019 (the “Subordination Agreement”), among the Creditors and Administrative Agent, the Creditors agreed to subordinate all obligations of the Borrower to the Creditors (including, without limitation, rent, interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) existing as of March 14, 2019, in each case in respect of the Lease Debt. Pursuant to the Subordination Agreement, the Borrower will not pay all or any part of the Lease Debt until the Senior Debt (as defined in the Subordination Agreement) has been fully paid. Accrued interest on the Lease Debt is payable in cash on the date when the Lease Debt is repaid (as to the principal amount so repaid) and shall not itself bear interest.

The foregoing description of the Letter Agreement is only a summary and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 6, 2019, the Creditors and the Administrative Agent entered into an Amended and Restated Subordination Agreement (the “Amended Subordination Agreement”), the terms of which were approved of by the Tenant, and pursuant to which the parties agreed to permit the Lease Debt to accrue interest as provided in the Letter Agreement. The Amended Subordination Agreement further provides that such accrued interest shall not be payable in cash until the repayment in full of the Senior Debt (as defined in the Amended Subordination Agreement) and shall be considered “Subordinated Debt” under the terms of the Amended Subordination Agreement.

The foregoing description of the Amended Subordination Agreement is only a summary and is qualified in its entirety by reference to the Amended Subordination Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated as of August 6, 2019 by and among Organogenesis Inc., Dan Road Associates LLC, 85 Dan Road Associates LLC, 275 Dan Road SPE LLC and 65 Dan Road SPE LLC

10.2	Amended and Restated Subordination Agreement dated as of August 6, 2019 by and among Dan Road Associates LLC, 85 Dan Road Associates LLC, 275 Dan Road SPE LLC, 65 Dan Road SPE LLC and Silicon Valley Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

Date: August 8, 2019	By:	/s/ Lori Freedman
	Name:	Lori Freedman
	Title:	Vice President and General Counsel